                                                                    EXHIBIT 10.9
-------------------------------------------------------------------------------


                     INFORMATION MANAGEMENT ASSOCIATES, INC.



                     15% SENIOR SUBORDINATED NOTES DUE 1997

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                             No Par Value Per Share

                    ----------------------------------------
                       NOTE AND WARRANT PURCHASE AGREEMENT
                    ----------------------------------------

                                December 21, 1990

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

Section                                                                   PAGE
-------                                                                   ----

 l.  Authorization of Notes and Warrants...............................     1

 2.  Sale and Purchase of Notes and Warrants...........................     2

 3.  Closing; Payment of Purchase Price................................     2

 4.  Conditions to Closing.............................................     3

     4.1.     Representations and Warranties...........................     3
     4.2.     Performance; No Default..................................     3
     4.3.     Compliance Certificates; Officers'
                Certificates...........................................     3
     4.4.     Opinion of Counsel.......................................     4
     4.5.     Certificate of Incorporation.............................     4
     4.6.     Legal Investment.........................................     4
     4.7.     No Actions Pending.......................................     4
     4.8.     Compliance with Securities Laws..........................     4
     4.9.     Proceedings and Documents................................     4
     4.10.    Letter Agreement.........................................     5
     4.11.    Bonus Plan...............................................     5
     4.12.    Shareholders' Agreement..................................     5
     4.13.    Investigations, etc......................................     5
     4.14.    No Offerings.............................................     5
     4.15.    No Material Adverse Change...............................     5
     4.16.    Consents and Permits.....................................     6
     4.17.    Sales to Other Purchasers................................     6
     4.18.    Non-disclosure and Proprietary
                Information Agreements.................................     6
     4.19.    Transfer of Intellectual Property........................     6

 5.  Representations and Warranties....................................     7

     5.1.     Organization, Standing, etc..............................     7
     5.2.     Subsidiaries.............................................     7
     5.3.     Qualification............................................     7
     5.4.     Business; Financial Statements...........................     8
     5.5.     Formation of the Company and Related
                Transactions; Changes..................................     9
     5.6.     Capital Stock and Related Matters........................    10
     5.7.     Tax Returns and Payments.................................    11
     5.8.     Indebtedness of the Company..............................    11
     5.9.     Title to Properties; Liens...............................    12
     5.10.    Litigation, etc..........................................    12
     5.11.    Compliance with Other Instruments, etc...................    12

Section                                                                   PAGE
-------                                                                   ----

     5.12.    Governmental Consents, etc...............................    13
     5.13.    Certain Fees.............................................    14
     5.14.    Margin Regulations.......................................    14
     5.15.    Investment Company Act...................................    14
     5.16.    Compliance with ERISA....................................    14
     5.17.    Disclosure...............................................    15
     5.18.    Use of Proceeds..........................................    15
     5.19.    Intellectual Property....................................    15
     5.20.    Environmental Matters....................................    17
     5.21.    Registration Rights......................................    18
     5.22.    Governmental Regulation..................................    18
     5.23.    Agreements...............................................    18
     5.24.    Availability of Documents................................    18
     5.25.    Business Relations.......................................    19
     5.26.    Interest in Competitors, Suppliers,
                   Customers, etc......................................    19
     5.27.    Private Offering.........................................    19
     5.28.    Insurance................................................    20
     5.29.    Solvency.................................................    20

6.   Purchase for Investment...........................................    21

7.   Prepayment of Notes...............................................    21

     7.1.     Acquisition or Prepayment of Notes.......................    21
     7.2.     Required Prepayments.....................................    21
     7.3.     Optional Prepayments.....................................    21
     7.4.     Notice of Optional Prepayments;
                Officers' Certificate..................................    22
     7.5.     Allocation of Partial Prepayments........................    22
     7.6.     Maturity; Surrender, etc.................................    22

8.   Affirmative Covenants.............................................    22

     8.1.     Financial Statements.....................................    23
     8.2.     Certificates; Other Information..........................    24
     8.3.     Payment of Taxes and Other Obligations...................    25
     8.4.     Conduct of Business and Maintenance
                   of Existence........................................    26
     8.5.     Maintenance of Property; Insurance.......................    26
     8.6.     Inspection of Property; Books and
                Records; Discussions...................................    27
     8.7.     Notices..................................................    27
     8.8.     Maintenance of Intellectual Property Rights..............    28


Section                                                              PAGE
-------                                                              ----
       9.  Negative Covenants.....................................    30

     9.1.    Restricted Payments..................................    30
     9.2.    Merger, Consolidation, Sale of Assets................    30
     9.3.    Dividends and Other Payment Restrictions
               Affecting Subsidiaries.............................    32
     9.4.    Amendments, Modifications, etc.......................    32
     9.5.    Investment Company Act...............................    32
     9.6.    Compliance with ERISA................................    33
     9.7.    Sale or Lease of Assets..............................    33
     9.8.    Transactions with Affiliates.........................    33
     9.9.    Minimum Consolidated Tangible Net Worth..............    34
     9.10.   Limitation on Indebtedness...........................    34
     9.11.   Limitation on Ranking of Future Indebtedness.........    34
     9.12.   Sale and Lease-Back..................................    34
     9.13.   Sale or Discount of Receivables......................    35
     9.14.   Investments, Loans and Advances......................    35
     9.15.   Liens................................................    36
     9.16.   Change in Control....................................    36
     9.17.   Bonus Plan...........................................    37

10.  Subordination................................................    37

     10.1.   Payment Over of Proceeds Upon Bankruptcy.............    37
     10.2.   Suspension of Payment and Remedies When Senior
               Indebtedness in Default............................    38
     10.3.   Payment Permitted If No Default......................    41
     10.4.   Subrogation to Rights of Holders
               of Senior Indebtedness.............................    41
     10.5.   Provisions Solely to Define Relative Rights..........    41
     10.6.   No Waiver of Subordination Provisions................    42
     10.7.   Reliance on Judicial Order or
             Certificate of Liquidating Agent.....................    43
     10.8.   Notice to Holders of Notes...........................    43
     10.9.   No Suspension of Remedies............................    43
     10.10.  This Section Not to Prevent Events of Default........    43

11. Registration, Transfer and Substitution of Notes..............    44

Section                                                                   PAGE
-------                                                                   ----

     11.1.   Note Register; Ownership of Notes.........................    44
     11.2.   Transfer and Exchange of Notes............................    44
     11.3.   Replacement of Notes......................................    44
     11.4.   Restrictions on Transfer..................................    45

12.  Payments on Notes.................................................    46

     12.1.   Place of Payment..........................................    46
     12.2.   Home Office Payment.......................................    46

13.  Events of Default; Acceleration...................................    47

14.  Unconditional Right of Holders to Receive Principal and
       Interest; Remedies on Default, etc..............................    50

15.  Definitions.......................................................    51

     15.1.   Certain Defined Terms.....................................    51
     15.2.   Accounting Terms..........................................    64
     15.3.   Other Provisions Regarding Definitions....................    64

16.  Detachability of Warrants.........................................    64

17.  Expenses, Indemnification, etc....................................    64

     17.1.   Expenses..................................................    64
     17.2.   Indemnification...........................................    66

18.  Survival of Representations and Warranties........................    66

19.  Amendments and Waivers............................................    67

20.  Notices, etc......................................................    67

21.  Miscellaneous.....................................................    68

Schedule of Purchasers

Exhibit A   --   Form of 15% Senior Subordinated Note due 1997

Exhibit B-1 --   Amended and Restated Certificate of
                 Incorporation of the Company

Exhibit B-2 --   Amended By-Laws of the Company

Exhibit C-1 --   Form of Base Warrant

Exhibit C-2 --   Form of Special Warrant

Exhibit D   --   Form of Opinion of Counsel for the Company

Exhibit E   --   Indebtedness of the Company and its
                 Subsidiaries

Exhibit F   --   Form of Letter Agreement

Exhibit G   --   Real Property; Leases

Exhibit H   --   Litigation

Exhibit I   --   Material Agreements

Exhibit J   --   Intellectual Property

Exhibit K   --   Bonus Plan

Exhibit L   --   Form of Shareholders' Agreement

Exhibit M   --   Jurisdictions in Which the Company is
                 Qualified to Do Business or Has Pending
                 Applications to Do Business

Exhibit N   --   Customers

Exhibit O   --   Insurance

Exhibit P   --   List of Shareholders

                     Information Management Associates, Inc.
                                6527 Main Street
                               Trumbull, CT 06611


                                                            December 21, 1990



To Each of the Purchasers
Listed in the
Schedule of Purchasers
Attached hereto:

Dear Sirs:

         Information Management Associates, Inc., a Connecticut corporation (the "Company"), agrees with you as follows:

         1. Authorization of Notes and Warrants. The Company will authorize (i)
            -----------------------------------
the issue and sale to you of $1,600,000 aggregate principal amount of its 15% Senior Subordinated Notes due 1997 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to section 11), to be substantially in the form of the Note set out in Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company, (ii) the issue and sale to you of warrants (the "Base Warrants") to purchase 16,667 shares of the Company's common stock, no par value (the "Common Stock"), to be substantially in the form of the Base Warrant set out in Exhibit C-1, with such changes therefrom, if any, as may be approved by you and the Company, and (iii) the issue and sale to you of warrants (the "Special Warrants") to purchase such number of shares of Common Stock as shall be equal to the Special Amount (as defined in the Special Warrant), to be substantially in the form of the Special Warrant set out in Exhibit C-2, with such changes therefrom, if any, as may be approved by you and the Company. The Base Warrants and the Special Warrants are hereinafter referred to collectively from time to time as the "Warrants", and such term shall include any such warrants issued in substitution therefor pursuant to section 12 of the Warrants. The Common Stock has the terms set out in the Company's amended and restated certificate of incorporation attached as Exhibit B-1 (the "Certificate of Incorporation").

          2. Sale and Purchase of Notes and Warrants. The Company will issue and
             ---------------------------------------
sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in section 3, (a) Notes in the principal amount and (b) Warrants to purchase the number of Shares of Common Stock, in each case as specified below your name in the Schedule of Purchasers. The purchase price of the Notes and the Warrants to be purchased by you shall be an amount equal to 100% of the principal amount of such Notes, such purchase price to be allocated between such Notes and Warrants in the manner set out below your name on the Schedule of Purchasers. Contemporaneously with entering into this Agreement, the Company is entering into separate Note and Warrant Purchase Agreements (the "Other Purchase Agreements"), identical with this Agreement, with each of the other purchasers named in the Schedule of Purchasers (the "Other Purchasers"), providing for the sale to each of the Other Purchasers at such Closing of (i) Notes in the principal amount and (ii) Warrants to purchase the number of shares of Common Stock, in each case as specified below the name of such Other Purchaser in the Schedule of Purchasers. The sales of Notes and Warrants to you and to each of the Other Purchasers are to be separate sales, and this Agreement and the Other Purchase Agreements are to be separate agreements.

         3. Closing; Payment of Purchase Price. The sale of the Notes and the
            ----------------------------------
Warrants to be purchased by you shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, New York, New York, at 10:00 a.m., New York City time, at a closing (the "Closing") on December 21, 1990 or on such other Business Day thereafter on or prior to December 21, 1990 as may be agreed upon by the Company and you. At the Closing, the Company will deliver to you (i) the Notes to be purchased by you in the form of a single Note (or such greater number of Notes as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), (ii) the Base Warrants to be purchased by you in the form of a single Base Warrant (or such greater number of Base Warrants as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), and (iii) the Special Warrants to be purchased by you in the form of a single Special Warrant (or such greater number of Special Warrants as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender to you any of the Notes or the Warrants to be purchased by you, as provided above in this section 3, or any of the conditions specified in section 4 shall not have been fulfilled to your reasonable satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

         4.  Conditions to Closing.  Your obligation to purchase and
             ---------------------
pay for the Notes and the Warrants to be sold to you at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or concurrently with the Closing, of the following conditions:

          4.1. Representations and Warranties. The representations and
               ------------------------------
warranties of the Company contained in this Agreement, the Exhibits hereto, the Letter Agreement, the Notes, the Warrants and the officers' certificates delivered in connection with the Closing shall be correct when made and at the time of the Closing.

         4.2. Performance; No Default. The Company shall have performed and
              -----------------------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. At the time of the Closing (and after giving effect to any application of proceeds of the sale of the Notes and the Warrants) no Event of Default or Default shall have occurred and be continuing, and no event of default, or event that with notice or lapse of time or both would become an event of default, shall have occurred and be continuing under any agreement or instrument for Indebtedness in excess of $50,000 (other than the Bank Credit Agreement, which is contemplated to be repaid and terminated in accordance with section 5.18).

         4.3. Compliance Certificates; Officers' Certificates. The Company shall
              -----------------------------------------------
have delivered to you an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled and covering such other matters as you shall have requested.

         4.4. Opinion of Counsel. You shall have received a favorable opinion,
              ------------------
addressed to you, dated the date of the Closing and satisfactory in substance and form to you, from Cummings & Lockwood, counsel for the Company, substantially in the form set forth in Exhibit D and covering such other matters incident to the transactions contemplated by this Agreement as you or your counsel may reasonably request.

         4.5. Certificate of Incorporation. The Certificate of Incorporation
              ----------------------------
shall have been duly filed under the laws of the State of Connecticut and shall not have been amended or modified. The By-Laws shall not have been amended or modified.

         4.6. Legal Investment. On the date of the Closing, your purchase of the
              ----------------
Notes and Warrants to be purchased by you shall be permitted by the laws and regulations of each jurisdiction to which you are subject (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), and shall not subject you to any penalty or, in your judgment, other onerous condition under or pursuant to any applicable law or governmental regulation.

         4.7. No Actions Pending. There shall be no suit, action, investigation,
              ------------------
inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

         4.8. Compliance with Securities Laws. The offering and sale by the
              -------------------------------
Company, at or prior to the Closing, of the Notes and the Warrants pursuant to this Agreement and the Other Purchase Agreements shall have been made in compliance with all applicable requirements of federal and state securities laws and you shall have received evidence thereof in form and substance satisfactory to you.

         4.9. Proceedings and Documents. All corporate and other proceedings in
              -------------------------
connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         4.10. Letter Agreement. You shall have received a fully- executed
               ----------------
counterpart of the Letter Agreement in the form set out in Exhibit F (the "Letter Agreement"), such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

         4.11. Bonus Plan. At or prior to the Closing, the Company shall have
               ----------
adopted the bonus plan in the form set out in Exhibit K (the "Bonus Plan"), such Bonus Plan shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

         4.12. Shareholders' Agreement. You shall have received a copy of the
               -----------------------
fully-executed Shareholders' Agreement in the form set out in Exhibit L (the "Shareholders' Agreement"), such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

         4.13. Investigations, etc. Neither any investigation of the Company by
               -------------------
you or your special counsel, nor the Exhibits hereto nor any other document delivered to you as contemplated by this Agreement, shall have revealed any facts or circumstances which, in your sole and exclusive judgment, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

         4.14. No Offerings. The Company shall not have offered, placed or sold,
               ------------
or caused to be offered, placed or sold, any securities or other obligations other than as part of the contemplated financing and previous sales of securities consistent with the capital structure of the Company as reflected herein.

         4.15. No Material Adverse Change. In your sole and exclusive judgment,
               --------------------------
(a) no material adverse change shall have occurred in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company since its date of incorporation, and (b) on the Closing Date the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations and prospects of the Company shall be substantially similar to those of the Partnership reflected in the audited financial statements of the Partnership as of December 31, 1989, other than (x) changes which have not been, either in any case or in the aggregate, materially adverse to the Company, (y) any matters of a general economic or political nature which do not affect the Company uniquely and (z) other than as a result of the retention by the Partnership, as described in section 5.5(a), of the Headquarters Building and real estate and fixtures connected therewith.

         4.16. Consents and Permits. The Company shall have received all
               --------------------
consents, permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any law, statute, regulation or rule (federal, state, local and foreign) in connection with the transactions contemplated by this Agreement, or as may be required pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement. The Company shall have provided copies to you of all such consents, permits, authorizations, filings and declarations.

         4.17. Sales to Other Purchasers. Contemporaneously with the Closing the
               -------------------------
Company shall sell to the Other Purchasers the Notes and Warrants to be purchased by them at the Closing as specified in section 2.

         4.18. Non-disclosure and Proprietary Information Agreements. Prior to
               -----------------------------------------------------
the Closing, the Company shall have entered into non- disclosure and proprietary information agreements, in form and substance satisfactory to you, with Messrs. Gary R. Martino, Albert R. Subbloie, Andrei Poludnewycz and Paul Schmidt (the "Non-disclosure and Proprietary Information Agreements"), and such agreements shall be in full force and effect.

         4.19. Transfer of Intellectual Property. Prior to the Closing, the
               ---------------------------------
Company shall become the sole and exclusive legal, beneficial and record owner of all Intellectual Property Rights relating to any product which is currently or presently proposed to be licensed or sold by the Company (including, without limitation, all Intellectual Property Rights that were originally retained by the Partnership in connection with the transaction described in section 5.5(a)).

         5. Representations and Warranties. The Company represents and warrants
            ------------------------------
that:

         5.1. Organization, Standing, etc. The Company is a corporation duly
              ---------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement, the Other Purchase Agreements, the Letter Agreement, the Notes and the Warrants, to issue and sell the Notes and the Warrants to be issued at the Closing and to carry out the transactions contemplated hereby or thereby. This Agreement, the Other Purchase Agreements, the Notes, the Warrants, and the Letter Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company. The Organizational Agreement, the Shareholders' Agreement and the Transfer Agreement have been duly authorized, executed and delivered by each party thereto and constitute the legal, valid and binding obligations of each party thereto.

         5.2. Subsidiaries. On the date hereof, the Company has no Subsidiaries.
              ------------

         5.3. Qualification. Attached as Exhibit M is a true and complete list
              -------------
of all jurisdictions in which the Company is duly qualified as a foreign corporation authorized to do business, or has a pending application for such qualification. The Company is in good standing in each such jurisdiction in which it is so qualified. Except for Illinois, Georgia, Virginia and California the jurisdictions identified in Exhibit M are the only jurisdictions in which the nature of the Company's activities or the character of the properties it owns or leases makes such qualification necessary, other than those jurisdictions in which the failure to be so qualified would not have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

         5.4. Business; Financial Statements. The Company has delivered to you
              ------------------------------
complete and correct copies of (i) the balance sheet of the Partnership at December 31, 1987, 1988 and 1989, and the related statements of income and changes in partners' capital and of cash flow for the years then ended, in each case audited by Price Waterhouse, independent certified public accountants, (ii) unaudited balance sheets of the Company at the end of the first three calendar quarters in 1990, and an unaudited balance sheet at October 31, 1990, and unaudited statements of income and retained earnings for each such quarter and for October 1990, (iii) an unaudited summary historical financial profit/loss statement of the Partnership for the five years ended December 31, 1989, (iv) profit/loss projections of the Company for each of the calendar months in 1990,
(v) summary profit/loss projections of the Company for each of the five years in the period ending December 31, 1994, (vi) summary balance sheet projections of the Company for each of the five years in the period ending December 31, 1994,
(vii) summary statement of cash flow projections of the Company for each of the five years in the period ending December 31, 1994 and (viii) summary forecast of revenues and expenses for the fourth quarter of 1990. All audited financial statements included in the foregoing materials delivered to you have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise specified therein or in the notes included therewith) and present fairly the financial position of the Partnership as of the respective dates specified and the results of its operations and changes in partners' capital for the respective periods specified. In the opinion of management of the Company, the unaudited financial statements referred to in the foregoing clauses (ii) and (iii) reflect all adjustments necessary for a fair presentation of results for the periods to which those financial statements relate (subject, in the case of interim statements, to normal year-end audit adjustments). The projections furnished to you are based on good faith estimates and assumptions by the management of the Company, it being recognized by you, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

         5.5. Formation of the Company and Related Transactions; Changes. (a)
              ----------------------------------------------------------
The Company was duly incorporated and organized on January 18, 1990. Thereafter, the Company filed an election with the Internal Revenue Service to become an S corporation for federal income tax purposes, and such election became effective on January 18, 1990. The Company and the Partnership entered into an agreement, dated as of January 1, 1990, in which (1) the Partnership transferred to the Company all assets owned by the Partnership and used in the Partnership's business (excluding certain real estate and related assets, computer software and related assets, Intellectual Property Rights and certain deposit accounts) and (2) the Company assumed certain liabilities of the Partnership. Prior to the Closing Date the Partnership will have transferred to the Company, pursuant to the Transfer Agreement, all of its real property and other properties and assets (both tangible and intangible), except for the Headquarters Building and the real estate and fixtures connected therewith.

         (b) Since the date of incorporation of the Company there has been no change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company, other than (x) changes which have not been, either in any case or in the aggregate, materially adverse to the Company and (y) any matters of a general economic or political nature which do not affect the Company uniquely.

         (c) The Company's financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations and prospects are substantially similar to those of the Partnership reflected in the audited financial statements of the Partnership as of December 31, 1989, other than (x) changes which have not been, either in any case or in the aggregate, materially adverse to the Company, (y) any matters of a general economic or political nature which do not affect the Company uniquely and (z) as a result of the retention by the Partnership, as described in paragraph (a) of this section 5.5, of the Headquarters Building and the real estate and fixtures connected therewith.

         (d) As of the date of this Agreement, there is no fact (other than any matters of a general economic or political nature which do not affect the Company uniquely) known to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company which has not been set forth in this Agreement or the Exhibits hereto.

         (e) The Company has not as of the date of this Agreement directly or indirectly declared, ordered, paid, made or set apart any sum or property for any Restricted Payments.

         5.6. Capital Stock and Related Matters. At the time of the Closing and
              ---------------------------------
after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of 500,000 shares of common stock, of which 100,000 shares will be outstanding and 50,000 shares will be reserved for issuance upon exercise of the Warrants. Attached as Exhibit P is a true and correct list identifying each stockholder of the Company and the number of shares of Common Stock owned by each such stockholder. All of the outstanding shares of Common Stock will be validly issued and outstanding, fully paid and non-assessable. Except for the Warrants, the Company has no outstanding securities convertible into or exchangeable for any shares of its Capital Stock, or any outstanding rights (either preemptive or other) to subscribe for or to purchase, or any outstanding options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any outstanding calls, commitments or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock of the Company. Except as provided in the Warrants, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence. The Company is not a party to, and does not have knowledge of, any agreement (except as set forth in this Agreement, the Letter Agreement, the Warrants and the Shareholders' Agreement) restricting the voting or transfer of any shares of the Company's Capital Stock. The Company is not required to file, nor has it filed, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of equity securities, provided, however, that under
                            --------  -------
the Shareholders' Agreement, certain shareholders of the Company have been granted "piggy-back" registration rights.

         5.7. Tax Returns and Payments. The Company has made a valid election
              ------------------------
within the meaning of Section 1362 of the Code to be treated as an S corporation for its taxable year beginning January 18, 1990 and for all succeeding taxable years. Such S corporation status has continuously been in effect since the date of such election and neither the execution and delivery of this Agreement, the Notes, the Warrants, the Letter Agreement or any other agreement contemplated hereby nor the consummation of any of the transactions contemplated hereby or thereby shall adversely affect its S corporation status. The Company has delivered to you true and correct copies of all documents filed by it in connection with its S corporation election and all forms, schedules and exhibits (including, without limitation, all Schedule K-1s) filed by the Partnership or the Company with the Internal Revenue Service for tax years 1987 through 1990. The Company has filed all tax returns required by law to be filed by it and has paid all taxes shown to be due and payable on such returns and all assessments and other governmental charges levied upon the Company, and any of its respective properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest and those the amount or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Company. The charges, accruals and reserves on the books of the Company in respect of federal and state income taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessment for additional federal or state income taxes for any period or any basis for any such assessment, except for assessments the amount or the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Company.

         5.8. Indebtedness of the Company. Exhibit E correctly describes all
              ---------------------------
secured and unsecured Indebtedness of the Company outstanding, or for which the Company has commitments, on the date of this Agreement. The

Company is not in default with respect to any Indebtedness or any instrument or agreement relating thereto.

         5.9. Title to Properties; Liens. Exhibit G correctly describes all real
              --------------------------
property owned or leased by the Company, together with, in the case of the leased properties, a description of the lease payment obligations and lease termination provisions relating thereto. The Company has good and marketable title to the real property that is reflected in Exhibit G as an owned property and good and sufficient title to all of the other material properties and assets used in or necessary to conduct the Company's business and those properties and assets acquired by the Company pursuant to the Transfer Agreement. None of the foregoing properties or assets is subject to any Liens, except such as are of the character permitted by the Bank Credit Agreement or by Section 9.15 hereof. The Company enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, and all such leases are valid and subsisting and are in full force and effect.

         5.10. Litigation, etc. Except as listed in Exhibit H, there is no
               ---------------
action, proceeding or investigation pending or (to the knowledge of the Company) threatened (or any basis therefor known to the Company) which questions the validity of the Company's S corporation election, the Organizational Agreement, the Transfer Agreement, this Agreement, the Other Purchase Agreements, the Notes, the Warrants, the Letter Agreement or any action taken or to be taken pursuant to any of the foregoing and there is no action, proceeding or investigation pending or (to the knowledge of the Company) threatened which could reasonably be expected to result, either in any case or in the aggregate, in any adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company, or in any liability on the part of the Company which would be material to the Company.

         5.11. Compliance with Other Instruments, etc. The Company is not in
               --------------------------------------
violation of any term of its Certificate of Incorporation or By-Laws, and the Company is not in violation of any term of any agreement or instrument to which it is a party or by which it is bound or any term of any applicable law, ordinance, rule or regu-lation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, the consequences of which violation could reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company; the execution, delivery and performance of this Agreement, the Other Purchase Agreements, the Notes, the Warrants and the Letter Agreement will not (i) result in any violation of or be in conflict with or constitute a default under (a) any term of the Certificate of Incorporation or By-Laws of the Company, (b) the terms of any material agreement or instrument to which the Company is a party or by which it is bound (except for (i) the Bank Credit Agreement, which is contemplated to be repaid and terminated in accordance with section 5.18 and (ii) a change of control provision contained in the Koll Business Center lease dated September 15, 1989 referred to in Exhibit I), or (c) any term of any law, ordinance, rule or regulation of any Governmental Authority or any term of any applicable order, judgment or decree of any court, arbitrator or Governmental Authority or (ii) result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company pursuant to any of the foregoing. The Company has provided copies to you of each of the consents, permits, authorizations, filings and declarations obtained in connection with the transactions contemplated by this Agreement.

         5.12. Governmental Consents, etc. No consent, approval or authorization
               --------------------------
of, or declaration or filing with, any Governmental Authority on the part of the Company or any of its Affiliates is required for the valid execution and delivery of this Agreement, the Other Purchase Agreements and the Letter Agreement, the valid offer, issue, sale and delivery of the Notes and the Warrants pursuant to this Agreement and the Other Purchase Agreements or the valid issue and delivery of shares of Common Stock upon the exercise of the Warrants, except for the requirements of state securities or blue sky laws.

         5.13. Certain Fees. No broker's, finder's or financial advisory fees or
               ------------
commissions will be payable by the Company with respect to the transactions contemplated by this Agreement, the Other Purchase Agreements and the Letter Agreement, and the Company hereby indemnifies you against and agrees that it will hold you harmless from any claim, demand or liability for broker's, finder's or financial advisory fees alleged to have been incurred by the Company in connection with any of the transactions contemplated by this Agreement, the Other Purchase Agreements and the Letter Agreement (other than any fees payable or Warrants issuable to Mr. Thomas Hill in connection with any such transactions), and from any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability.

         5.14. Margin Regulations. The Company will not, directly or indirectly,
               ------------------
use any of the proceeds of the sale of the Notes and the Warrants for the purpose, whether immediate, incidental or ultimate, of buying a Margin Stock or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), Regulation T of such Board (12 C.F.R. 220, as amended), Regulation U of such Board (12 C.F.R. 221, as amended) or Regulation X of such Board (12 C.F.R. 224, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G, Regulation T, Regulation U or Regulation X or any other regulation of such Board.

         5.15. Investment Company Act. The Company is not an "investment
               ----------------------
company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.16. Compliance with ERISA. (a) The Company has not engaged in any
               ---------------------
transaction in connection with which the Company has become subject or will become subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code;

               (b) Other than the Profit-Sharing Plan, the Company has not established and does not presently intend to establish any Plan;

               (c) On the date hereof, the Company does not maintain or contribute to, and at no time has the Company maintained or contributed to, any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; and

               (d) The execution and delivery of this Agreement and the Letter Agreement and the issue and sale of the Notes and the Warrants hereunder will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.

         5.17. Disclosure. Neither this Agreement, the Exhibits hereto, the
               ----------
Letter Agreement, the Notes, the Warrants nor the officers' certificates delivered in connection with the Closing contains (in each case, as of its date) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         5.18. Use of Proceeds. (a) On the Closing Date, the Company will use
               ---------------
the proceeds from the sale of the Notes and the Warrants to repay in full all principal of and accrued interest on the borrowings that are then outstanding under the Bank Credit Agreement and all other fees (including attorneys' fees) that are due and payable under such Agreement. The Company will use any remaining portion of such proceeds for general corporate purposes.

               (b) Immediately upon the repayment of all amounts due under the Bank Credit Agreement, the Company shall deliver to you evidence, in form and substance satisfactory to you, of such repayment.

         5.19. Intellectual Property. The Company owns or has valid rights to
               ---------------------
use all Intellectual Property Rights used in or necessary to conduct the Company's business as heretofore conducted or planned to be conducted in the foreseeable future, including, without limitation, all Intellectual Property Rights in or relating to the so called "Telemar" software and all integrated software modules in connection therewith, e.g., Voice
                                          ----

Modules ("Simple Dial", "Intelligent Dial", "Call Router" and "Call Manager"), Base Modules ("Account Management" and "Scripting"), Data Modules ("Order Entry", "Mail Management", "Lead Management", "Sales Management", "Application Generation" and "Telemar PC"), and Common Features ("Telewriter", "Teleprompt" and "Teletext"). Exhibit J sets forth a complete and accurate list of all registered trademarks and copyrights which the Company owns or is licensed to use and all material License Agreements. The Company owns no Patents. The Company is the sole and exclusive legal, beneficial and record owner of all Copyrights and Trademarks specified on Exhibit J as well as all other material Intellectual Property Rights used in or necessary to conduct the Company's business, free and clear of all liens, claims, charges and encumbrances and free and clear of all licenses to third parties other than licenses to customers in the ordinary course of business. To the Knowledge of the Company, all License Agreements are valid and binding obligations of the parties thereto. The Copyright listed on Exhibit J relating to the TELEMAR computer software, and the Copyright in the documentation related thereto, is a valid and subsisting United States Copyright and is registered in the United States Copyright Office. The registered Trademark listed on Exhibit J is a valid and subsisting U.S. Trademark and is registered in the United States Trademark Office. To the Company's Knowledge, all the Company's material intellectual property rights (including those relating to the computer programs, data bases and related documentation) are valid and enforceable, are subsisting, none are subject to any interference, opposition, office action, cancellation or other similar proceeding and all fees have been timely paid. There are no claims pending or, to the best of the Company's knowledge, threatened, before any court or governmental agency relating to the validity, enforceability, or the Company's rights to own or use any Intellectual Property Rights (including, without limitation, those relating to any of the computer programs, data bases or related documentation) or alleging that the conduct of the Company's business infringes upon or constitutes an unauthorized use of the Intellectual Property Rights of any third party and, to the best of the Company's knowledge, there is no valid basis for any such claims. To the best of the Company's knowledge, there are no material infringements or unauthorized uses of any Intellectual Property Rights owned by or licensed to the Company (including, without limitation, those in the programs, data bases and related documentation) and no material breaches of any License Agreements. The Company has taken reasonable security measures to protect the secrecy and confidentiality of the source code, proprietary screen displays and documentation relating to the TELEMAR computer programs and databases and in all other material proprietary Know-How and Technical Information owned by or licensed to the Company. Except as set forth on Exhibit J, the Company customarily employs proper statutory notice of registration in connection with registered Trademarks owned by or licensed to the Company and places appropriate copyright notices on all material computer programs, data bases, related documentation, and other material Copyrights owned by the Company. The Company has not entered into any consent, forbearance to sue, or settlement agreement with any person relating to any Intellectual Property Rights (including but not limited to those in the computer programs, data bases and documentation related thereto) or to those of any third party, except as set forth on Exhibit J. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any material Intellectual Property Rights (including but not limited to those in any computer programs, data bases and documentation related thereto) or the Company's ownership or right to use the same or result in a breach of any License Agreement.

         5.20. Environmental Matters. The Company is in compliance with the
               ---------------------
provisions of all federal, state and local laws relating to pollution or protection of the environment applicable to it or to real property owned or leased by it or to the ownership, use, operation or occupancy thereof, except for violations or liabilities which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any Person has engaged in any activity in violation of any provision of any federal, state or local law relating to pollution or protection of the environment, which violation could reasonably be expected to have a material adverse effect on the Company. The Company has no liability, absolute or contingent, under any federal, state or local law relating to pollution or protection of the environment, except for liabilities which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

         5.21. Registration Rights. The Company is not a party to any agreement
               -------------------
granting registration rights to any Person with respect to any of its equity or debt securities, other than the registration rights granted by the terms of the Warrants and certain piggyback registration rights contained in the Shareholders' Agreement.

         5.22.  Governmental Regulation.  The Company is not subject to any
                -----------------------
federal or state law or regulation materially limiting its ability to issue and perform its obligations under the terms of this Agreement, the Other Purchase Agreements, the Notes, the Warrants and the Letter Agreement.

         5.23. Agreements. Exhibit I contains a list of each agreement or
               ----------
instrument (including any and all amendments thereto) to which the Company is a party or bound and which is or, immediately following the consummation of the transactions contemplated by this Agreement, will be, material to the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations of the Company, other than agreements or instruments that are identified on Exhibit E. Each agreement or instrument listed in Exhibit E or I (including any and all amendments thereto) is in full force and effect and, to the best knowledge of the Company, constitutes a legal, valid and binding obligation of the respective parties thereto, and, to the best knowledge of the Company, no Person is in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument, except for the Bank Credit Agreement, which is contemplated to be repaid on the Closing Date and except to the extent that the Company is in default for failure to obtain consent to the assignment by the Partnership to the Company of the Koll Business Center lease dated September 15, 1989, the Omni Offices/Atlanta-North, Inc. lease dated November 3, 1989, the Concourse Associates Limited Partnership lease dated February 10, 1989 and the Nynex Credit Company lease dated November 8, 1989.

         5.24. Availability of Documents. Exhibit B-l hereto is a true, correct
               -------------------------
and complete copy of the Company's Certificate of Incorporation, together with all amendments thereto. Exhibit B-2 hereto is a true, correct and complete copy of the Company's By-Laws, together with all amendments thereto. The Company has heretofore made available for inspection by you all written agree-ments, arrangements, commitments and documents referred to herein or in the Exhibits hereto, in each case, together with all amendments and supplements thereto. The Company has heretofore made available for inspection by you its corporate minute books. Such corporate minute books contain the minutes of all the meetings of stockholders, board of directors and any committees which have been held since the Company's date of incorporation and all written consents to action executed in lieu thereof. The Company has delivered to you a true, correct and complete copy of the Partnership Agreement, together with all amendments thereto.

         5.25. Business Relations. The Company is not required to provide any
               ------------------
bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers in the ordinary course of its business. To the knowledge of the Company, no customer or supplier will cease to do business with the Company after the consummation of the transactions contemplated by this Agreement.

         5.26.  Interest in Competitors, Suppliers, Customers, etc. (a)
                --------------------------------------------------
Exhibit N hereto includes the names of the Company's top 25 customers in each of 1988, 1989 and 1990 ranked in order of contribution to revenues, subject to year-end adjustments.

         (b) The Company, its officers or directors, and Affiliates of any of the Company or such officers or directors, have no ownership interest in any competitor, supplier, customer or franchisee of the Company.

         5.27. Private Offering. (a) The sale of the Notes and Warrants
               ----------------
hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. The Company has not offered or sold the Notes or Warrants to anyone other than you and the Other Purchasers. No securities of the same class as the Notes and the Warrants have been issued and sold by the Company. Neither the Company nor any Person acting on behalf of it has taken or will take any action which would require the offering or sale of such securities to be registered pursuant to the provisions of Section 5 of the Securities Act or the provisions of any securities or Blue Sky law of any applicable jurisdiction; and

         (b) No form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or, to the best knowledge of the Company, any other Person acting on its behalf, in respect of the Notes and Warrants or in connection with the offer and sale of the Notes and Warrants. Neither the Company, nor, to the best of its knowledge, any Person acting on behalf of it has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or Warrants or any other similar security of the Company except as contemplated by this Agreement. Each Note and Warrant shall have a legend setting forth the restrictions on transferability and sale for at least so long as such restrictions apply.

         5.28. Insurance. Exhibit O correctly describes all liability insurance
               ---------
coverage maintained by the Company, including employers liability and professional malpractice insurance, and all other insurance maintained by the Company including, without limitation, business interruption insurance and insurance against loss or damage to property by fire, theft, explosion or sprinklers. Exhibit O also includes a description of any deductibles applicable to such insurance. All such insurance is in full force and effect, and the Company is not aware that any such insurance will likely be terminated. The Company believes that such insurance coverage is adequate for a company engaged in its line of business or a similar line of business.

         5.29. Solvency. As of the date of this Agreement and after giving
               --------
effect to the transactions contemplated hereby, the Company (i) has assets the fair market value of which is greater than the total amount of its liabilities (absolute, accrued, contingent or otherwise), (ii) has assets the fair saleable value of which is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations and other commitments, as they mature in the normal course of business, (iv) does not intend to, and does not believe that it will, incur debts and liabil-ities beyond its ability to pay as such debts and liabilities mature and (v) is not engaged in business or a transaction for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

         6. Purchase for Investment. You represent that you are Purchasing the
            -----------------------
Notes and Warrants for your own account for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes or Warrants purchased by you, provided that the
                                                       --------
disposition of your property shall at all times be within your control. You further represent that you are an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         7.  Prepayment of Notes.
             -------------------

         7.1. Acquisition or Prepayment of Notes. The Company will not, and will
              ----------------------------------
not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire or prepay any Note except upon the payment or prepayment thereof in accordance with the terms of this Agreement and such Note.

         7.2. Required Prepayments. On each of December 21, 1994, December 21,
              --------------------
1995 and December 21, 1996 the Company will prepay $400,000 (or such lesser principal amount as shall then be outstanding) of the Notes. No partial prepayment of the Notes pursuant to section 7.3 shall relieve the Company from its obligation to make the required prepayments provided for in this section 7.2 or any redemptions required pursuant to section 9.16. On December 21, 1997 (the "Maturity Date"), the Company will repay all principal, together with all accrued and unpaid interest through the Maturity Date and any other amounts due and owing under this Agreement.

         7.3. Optional Prepayments. The Company may, at its option, but subject
              --------------------
to section 10, upon notice as provided in Section 7.4, prepay at any time all, or from time to time any part (in integral multiples of $100,000) of, the Notes at the principal amount so prepaid.

         7.4. Notice of Optional Prepayments; Officers' Certificate. The Company
              -----------------------------------------------------
will give each holder of any Notes written notice of each optional prepayment under section 7.3 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid on such date, and the section of this Agreement under which such prepayment is to be made. Such notice shall be accompanied by an Officers' Certificate certifying that the conditions of such section have been fulfilled and specifying the particulars of such fulfillment.

         7.5. Allocation of Partial Prepayments. In the case of each partial
              ---------------------------------
prepayment paid or to be prepaid, the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $100,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayment not made exactly in such proportion.

         7.6. Maturity; Surrender, etc. In the case of each prepayment, the
              ------------------------
principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8. Affirmative Covenants. The Company covenants that from and after the
            ---------------------
date of this Agreement through the Closing and thereafter (a) so long as any Notes are outstanding or (b) if no Notes are outstanding and any Warrants or Registration Securities are outstanding, so long as there has not been an Initial Public Offering.

         8.1. Financial Statements. The Company will deliver (in duplicate) (i)
              --------------------
to any holder of at least 25% in aggregate principal amount of the Notes, (ii) to any holder of at least 25% in aggregate amount of the Warrants or shares of Common Stock issued upon the exercise of such Warrants and (iii) upon the written request by any other holder of any Notes, Warrants or shares of Common Stock issued upon the exercise of such Warrants, to such holder:

              (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of fully audited long form financial and operating statements prepared without qualification by Price Waterhouse or other independent certified public accountants of nationally recognized standing;

              (b) as soon as available, but in any event not later than 15 days after the end of each month, unaudited monthly financial statements prepared by the Company, including at a minimum a condensed consolidated balance sheet as at the end of such month and the related condensed statements of consolidated income and changes in financial position for such month, accompanied by a certificate of the chief financial officer of the Company;

              (c) unless duplicative of information already delivered pursuant to paragraph (a) or (b) of this section 8.1, any document, report or certificate delivered to any lenders of Senior Indebtedness, regardless of whether such document, report or certificate was required to be delivered pursuant to the Bank Credit Agreement, shall be delivered as soon as it is available, but in any event not later than 30 days after its delivery to such lenders; and

              (d) within 20 days after the close of each month, an aging report of all Accounts, together with a statement showing the Net Amount of Accounts as of such date and the Borrowing Base as of such date.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such accountants or officer, as the case may be, and disclosed therein).

         8.2. Certificates; Other Information. The Company will deliver (in
              -------------------------------
duplicate) (i) to any holder of at least 25% in aggregate principal amount of the Notes, (ii) to any holder of at least 25% in aggregate amount of the Warrants or shares of Common Stock issued upon exercise of such Warrants and
(iii) upon the written request of any other holder of any Notes, Warrants or shares of Common Stock issued upon the exercise of such Warrants, to such holder:

              (a) concurrently with the delivery of the financial statements referred to in section 8.1(a) and (b), a certificate of the chief financial officer of the Company (i) stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements contained in this Agreement, the Notes and any agreement or instrument for Indebtedness aggregating in excess of $50,000, to be observed or performed by it, and that such officer has obtained no knowledge of any Default or Event of Default, or any other event of default, or event which with notice or lapse of time or both would become an event of default under any other agreement or instrument for Indebtedness aggregating in excess of $50,000, except as specified in such certificate, and (ii) showing in detail as of the end of the related fiscal period the calculations supporting such statement in respect of sections 9.9 and 9.10;

              (b) promptly upon receipt thereof, copies of all final reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or of any of its Subsidiaries made by such accountants, including without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

              (c) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to all of its Security holders in their capacity as such or by any Subsidiary of the Company to its security holders, other than the Company, and of all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

              (d) promptly, such additional financial and other information as you may from time to time reasonably request.

         8.3. Payment of Taxes and Other Obligations. (a) the Company will pay
              --------------------------------------
or cause to be paid, and will cause each of its Subsidiaries to pay or cause to be paid, all taxes, assessments and other governmental charges imposed upon them or any of their properties or assets or in respect of any of their franchises, businesses, income or profits before any penalty or interest accrues thereon;

              (b) the Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and liabilities of whatever nature;

              (c) any such charge or obligation referred to in this Section 8.3 does not have to be paid when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or of its Subsidiaries, as the case may be; and

              (d) the Company will promptly deliver (i) to any holder of at least 25% in aggregate principal amount of the Notes, (ii) holders of at least 25% in aggregate amount of the Warrants or shares of Common Stock issued upon the exercise of such Warrants and (iii) upon the written request of any other holder of any Notes, Warrants or shares of Common Stock issued upon the exercise of such Warrants, to such holder, a true and correct copy of each form, schedule and exhibit (including, without limitation, each Form 1120S and all Schedule K-1s), relating to the Company or any Subsidiary thereof and filed with the Internal Revenue Service.

         8.4. Conduct of Business and Maintenance of Existence. (a) The Company
              ------------------------------------------------
will, and will cause each of its Subsidiaries to, continue to operate their businesses in the ordinary and usual course and will engage, and permit its Subsidiaries to engage in, only in a line of business of the same general type as now conducted by it; and

              (b) The Company will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses, permits and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted by section 9.2. The Company will, and will cause each of its Subsidiaries to, comply with all material applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company or any of its Subsidiaries.

         8.5. Maintenance of Property; Insurance. The Company will, and will
              ----------------------------------
cause each of its Subsidiaries to (a) keep all property useful and necessary in their businesses in good working order and condition, (b) maintain with financially sound and reputable insurance companies liability insurance and insurance coverage on all their properties in each case of a type and in at least such amounts and with such deductibles as are substantially similar on a proportionate basis to the insurance coverage in respect of these risks maintained by the Company on the Closing Date (as described, in Exhibit O) and
(c) furnish to any holder, upon written request, full information as to the insurance carried. The Company will use its reasonable best efforts to obtain "key man" life insurance with at least a seven-year term on Messrs. Gary R. Martino, Andrei Poludnewycz and Albert R. Subbloie within 90 days after the Closing Date in the amount of at least $1,000,000 each, and will use its reasonable best efforts to maintain and keep in full force and effect all such insurance until December 21, 1997. If any such insurance is terminated by the insurance carrier prior to the end of such seven-year period, the Company will use its reasonable best efforts to replace such insurance within 90 days after such termination with new insurance policies on such persons in the amounts of at least

$1,000,000 each for the remaining time in such seven-year period, and the Company will use its reasonable best efforts to maintain and keep in full force and effect all such insurance.

         8.6. Inspection of Property; Books and Records; Discussions. The
              ------------------------------------------------------
Company will, and will cause each of its Subsidiaries to (a) keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to the agreement of such holders to keep such information confidential, permit representatives of the holders of at least 25% in aggregate principal amount of the Notes and the holders of at least 25% in aggregate amount of the Warrants or shares of Common Stock issued upon the exercise of such Warrants to visit and inspect any of its properties and examine and make abstracts from any of its books and records during regular business hours upon reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties, prospects and financial and other condition of the Company and of its Subsidiaries with officers and employees of the Company and of its Subsidiaries and with their independent certified public accountants.

         8.7. Notices. Promptly upon becoming aware thereof, the Company will
              -------
give notice to you, and to any other holder of any Notes, Warrants or shares of Common Stock issued upon the exercise of Warrants, of:

              (a) the occurrence of any Default or Event of Default;

              (b) the occurrence of any event of default, or event that with notice or lapse of time or both would become an event of default, under the Bank Credit Agreement, or under any other agreement or instrument for Indebtedness aggregating in excess of $50,000;

              (c) any (i) default or event of default under any instrument or other agreement of the Company or any of its Subsidiaries which default or event of default would have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company or any of its Subsidiaries or

(ii) litigation, investigation or proceeding which may exist at any time between the Company, or any of its Subsidiaries and any Governmental Authority, which in any such case, if adversely determined, would have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company or any of its Subsidiaries; and

              (d) any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount claimed is $50,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company or any of its Subsidiaries.

Each notice pursuant to this section 8.7 shall be accompanied by a statement of the chief executive officer or chief financial officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         8.8. Maintenance of Intellectual Property Rights. (a) The Company will
              -------------------------------------------
take all reasonable necessary action to preserve its Copyrights in the software and data bases specified on Exhibit J, and to obtain and preserve Copyrights in software and data bases acquired after the Closing Date, and will take reasonable security measures to protect the secrecy and confidentiality of the source code, proprietary screen displays and documentation relating to its computer programs and data bases and in all other Know-How and Technical Information owned by or licensed to the Company and the information contained in applications for Patents owned by the Company (including, without limitation, using best efforts to require existing employees with access to such Know-How and Technical Information and requiring future employees with access to such Information to sign non-disclosure and proprietary information agreements substantially in the form of the Non-disclosure and Proprietary Information Agreements in effect with respect to Messrs. Gary R. Martino, Albert R. Subbloie, Andrei Poludnewycz and Paul Schmidt on the Closing Date). The Company will customarily employ proper statutory notice of registration in connection with registered Trademarks owned by or licensed to the Company and will place appropriate copyright notices on all computer programs, data bases, related documentation, and other material Copyrights owned by the Company. The Company will not enter into any consent, forbearance to sue, or settlement agreement with any Person relating to the Intellectual Property Rights (including but not limited to those in the computer programs, data bases and documentation related thereto) of the Company or to those of any third party.

              (b) The Company will not encumber or pledge its Intellectual Property Rights to any third party other than licenses issued in the ordinary course of business and will keep its Intellectual Property free and clear of all liens, claims, charges and encumbrances. The Company will not do any act or omit to do any act (and not permit any licensee or sublicensee of the Company to do any act) whereby any material Intellectual Property Right of the Company will become abandoned, invalidated, unenforceable or dedicated to the public unless the Company reasonably determines such Intellectual Property Right to be of negligible economic value to it. The Company will take all reasonable and necessary steps to apply for registration of all material Intellectual Property Rights and to pursue each application filed by the Company for registration and to maintain each registration for any Intellectual Property Rights owned by the Company in full force and effect. The Company will keep all material Intellectual Property Rights valid and enforceable and free from any interference, opposition, office action, cancellation or other similar proceeding and will pay all fees in a timely manner. In the event that any material Intellectual Property Right owned by or to the extent permitted by the license agreement, in the case of any Intellectual Property Right licensed to the Company, is infringed, misappropriated or diluted by a third party, the Company shall promptly sue for infringement, misappropriation or dilution to seek injunctive relief where appropriate and to seek to recover any and all damages for such infringement, misappropriation or dilution, or take any and all other actions as the Company shall reasonably deem appropriate under the circumstances to stop such infringement, misappropriation or dilution and to protect such Intellectual Property Rights.

         9. Negative Covenants. The Company covenants that so long as any of the
            ------------------
Notes are outstanding and, in the case of Sections 9.1(i), 9.2, 9.4, 9.5, 9.6 and 9.8, so long as the Company is required to comply with the provisions of section 8:

         9.1. Restricted Payments. The Company will not, and will not permit any
              -------------------
Subsidiary to, directly or indirectly, (i) declare or pay any dividend on, make any distribution on, or purchase, redeem, acquire or retire for value, or make any payment on account of the purchase, redemption or other acquisition or retirement for value of, any Capital Stock of the Company, (ii) make any principal payment on, or redeem, repurchase or defease, or otherwise acquire or retire for value, prior to any scheduled principal payment or maturity, Indebtedness (other than the Notes) which is subordinate in right of payment to the Notes or (iii) make any loan, or advance to, or other investment in, any Person other than, in the case of the Company, its wholly owned Subsidiaries, and, in the case of any wholly owned Subsidiary of the Company, another wholly owned Subsidiary of the Company or the Company (such payments or any other actions described in (i), (ii) and (iii), collectively, "Restricted Payments"). Notwithstanding the foregoing, the provisions of this section 9.1 shall not be deemed to prohibit (a) a Restricted Payment by a Subsidiary of the Company solely to the Company or to a wholly owned Subsidiary of the Company, (b) so long as the Company is an S corporation for federal income tax purposes, an annual cash dividend not in excess of an amount equal to the taxable income of the Company for the preceding calendar year multiplied by the maximum marginal federal income tax rate effective for individuals for the preceding calendar year, or (c) any of the transactions that are expressly permitted pursuant to the last sentence of section 9.8.

         9.2. Merger, Consolidation, Sale of Assets. (a) The Company shall not
              -------------------------------------
consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                   (i) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by convey-ance,transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an agreement supplement hereto, executed and delivered to you, in form satisfactory to you, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

                   (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (in the case of clause (l) of subsection (i) above) or such Person (in the case of clause (2) thereof) shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction;

                   (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

                   (iv) the Company or such Person shall have delivered to you an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section 9.2 and that all conditions precedent herein provided for relating to such transaction have been satisfied;

              (b) upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this section 9.2, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Agreement and the Notes.

         9.3. Dividends and Other Payment Restrictions Affecting Subsidiaries.
              ---------------------------------------------------------------
The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary or (d) transfer any of its property or assets to the Company or any other Subsidiary.

         9.4. Amendments, Modifications, etc. The Company will not, and will not
              ------------------------------
permit any Subsidiary to, agree to any amendment, modification or termination of any of the following (or any exhibits or schedules to any of the following): (i) the Company's Certificate of Incorporation or the certificate or articles of incorporation of any Subsidiary, (ii) the By-Laws of the Company or the by-laws of any Subsidiary, (iii) the Letter Agreement, (iv) the Bonus Plan, (v) the Shareholders' Agreement, (vi) the Profit Sharing Plan, (vii) the Affiliated Lease, (viii) the Organizational Agreement, or (ix) the Transfer Agreement.

         9.5. Investment Company Act. The Company will not, and will not permit
              ----------------------
any of its Subsidiaries to, become an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         9.6. Compliance with ERISA. Other than the Profit-Sharing Plan as in
              ---------------------
effect on the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, establish any Plan.

         9.7. Sale or Lease of Assets. The Company will not, and will not permit
              -----------------------
any Subsidiary to, directly or indirectly, convey, transfer, sell, lease, license, abandon or otherwise dispose of any of their assets (whether tangible or intangible) except (a) in the ordinary course of business and consistent with past practices of the Company and (b) dispositions of obsolete or worn-out or used equipment, provided that, in the case of used equipment, such dispositions
                --------
shall be permitted only if such equipment is no longer needed in connection with the business of the Company or has been replaced by other equipment performing the same function.

         9.8. Transactions with Affiliates. The Company will not, and will not
              ----------------------------
permit any of its Subsidiaries to, directly or indirectly, engage in any transaction (including, without limitation, any loan or advance, the purchase, sale or exchange of assets or the rendering of any service), with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not Affiliates. Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions with an Affiliate of the Company having a value or involving consideration in excess of $10,000. Any Indebtedness owed to or borrowed from any Affiliate or stockholder of the Company shall be evidenced by a note or other instrument that expressly states that such Indebtedness shall be subordinated to the Indebtedness evidenced by the Notes. This section 9.8 shall not prohibit (a) any transaction between the Company and one or more of its wholly owned Subsidiaries or between two or more such Subsidiaries, (b) the payment of bonuses to officers in accordance with the terms of the Bonus Plan, (c) the payment of other compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any

Subsidiary, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair compensation therefor, (d) lease payments pursuant to the Affiliated Lease, and (e) the repayment of the demand notes of the Company Payable to Albert R. Subbloie in the principal amount of $9,750 and to Gary R. Martino in the principal amount of $72,500, in each case as in effect on the Closing Date.

         9.9. Minimum Consolidated Tangible Net Worth. The Company will attain
              ---------------------------------------
Consolidated Tangible Net Worth of at least $550,000 by December 31, 1991, and will not at any time thereafter permit Consolidated Tangible Net Worth to be less than $550,000.

         9.10. Limitation on Indebtedness. The Company will not, and will not
               --------------------------
permit any Subsidiary to, create, incur, assume or guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness other than the Permitted Indebtedness, unless at the time of such event and after giving effect thereto the aggregate amount of all outstanding Indebtedness of the Company and its Subsidiaries does not exceed 80% of the Company's Net Amount of Accounts (the "Borrowing Base") as set forth in the most recent statement of Net Amount of Accounts delivered pursuant to section 8.1(d).

         9.11. Limitation on Ranking of Future Indebtedness. The Company will
               --------------------------------------------
not create, incur, assume or guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness which would rank subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is subordinate in right of payment to the Notes and (x) is subordinated to Senior Indebtedness and (y) has a maturity and Average Life to Stated Maturity longer than the Notes.

         9.12. Sale and Lease-Back. The Company will not, and will not permit
               -------------------
its Subsidiaries to, enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or rental obligations of the Company or any of its Subsidiaries; provided, however, that
                                                       --------  -------
the Affiliated Lease shall not be prohibited by the foregoing.

         9.13. Sale or Discount of Receivables. The Company will not, and will
               -------------------------------
not permit any of its Subsidiaries to, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

         9.14. Investments, Loans and Advances. The Company will not, and will
               -------------------------------
not permit any of its Subsidiaries to, (a) make any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness or otherwise) in, any other Person other than in the ordinary course of business or (b) purchase or otherwise acquire any assets after the Closing Date other than assets acquired in the ordinary course of business, except that the Company and its Subsidiaries may acquire and hold (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $50,000,000 having maturities of not more than six months from the date of acquisition, so long as the aggregate amount of all deposits in any such bank do not exceed $100,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-l or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition. Notwithstanding the foregoing, the Company may make any investment in or loan to, or purchase or otherwise acquire any asset of a wholly owned Subsidiary and a wholly owned Subsidiary may make any investment in or loan to, or purchase or otherwise acquire any asset of the Company or another wholly owned Subsidiary of the Company.

         9.15. Liens. The Company shall not, and shall cause its Subsidiaries
               -----
not to, create or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, other than (i) Liens in existence on the Closing Date on property and assets owned by the Company on such date; (ii) Liens on property and assets acquired by the Company after the Closing Date, provided that such Liens are created pursuant to an
                        --------
instrument or agreement securing Senior Indebtedness; (iii) purchase money Liens created in the ordinary course of business and granted to the vendor or Person financing the acquisition of property, plant or equipment if (A) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property, (B) the indebtedness secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted and (C) such transaction does not otherwise violate this Agreement; (iv) Liens arising by reason of (A) taxes that are not yet delinquent or that are being contested in good faith, (B) security for payment of workmen's compensation or insurance,
(C) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases entered into in the ordinary course of business or (D) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (v) Liens of mechanics, materialmen, laborers, employees or suppliers arising by operation of law incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; and (vi) Liens arising out of judgments or orders that have been adequately bonded or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review.

         9.16. Change in Control. Upon the occurrence of a Change in Control,
               -----------------
each holder of Notes shall have the right to require that the Company redeem all or any portion of such holder's Notes. Within 30 days following any Change in Control, the Company shall send to each holder of the Notes a notice stating that a Change in Control has occurred and that the holder has the right to require the Company to redeem all or any portion of such holder's Notes at the principal amount thereof plus all accrued interest thereon to the date the Notes are redeemed (the "redemption price"). Within five Business Days of the date of receipt of a written notice from any holder requesting that all or any portion of such holder's Notes be redeemed, the Company shall pay to the holder, in the manner set forth in section 12, the redemption price of such Notes.

         9.17. Bonus Plan. Upon the expiration of the Bonus Plan, the Company
               ----------
will not adopt a new bonus plan unless such bonus plan contains terms which are consistent with the terms set forth in the Bonus Plan.

         10. Subordination. The Company covenants and agrees and the holders of
             -------------
Notes, by their acceptance of the Notes likewise covenant and agree, that, to the extent and in the manner hereinafter set forth in this section 10, the principal of and interest on the Notes is hereby expressly made subordinate and subject in right of payment as provided in this section 10 to the prior payment in full, in cash, cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, of all Senior Indebtedness; provided, however,
                                                            --------  -------
that the Notes, the Indebtedness represented hereby and the payment of the principal of and interest on the Notes and of all other amounts payable under this Agreement in all respects shall rank prior to all existing and future unsecured Indebtedness of the Company that is not Senior Indebtedness.

         10.1. Payment Over of Proceeds Upon Bankruptcy. In the event of (a) any
               ----------------------------------------
insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness, in cash, cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, before the holders of Notes are entitled to receive any payment or distribution on account of principal of or interest on the Notes (excluding securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this section 10; such securities are hereinafter collectively referred to as "Permitted Junior Securities"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of the Company of any kind or character (excluding Permitted Junior Securities) that may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event referred to in clauses (a) through (c) above.

         In the event that, notwithstanding the foregoing provisions of this section 10.1, the holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character in respect of principal and interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities), shall be received and held in trust for the holders of the Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company in trust for the holders of, and for application to the payment of, all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash, cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         10.2. Suspension of Payment and Remedies When Senior Indebtedness in
               --------------------------------------------------------------
Default. (a) Unless section 10.1 shall be applicable, in the event that the
-------
holders of the Notes receive written notice from the Company or from any holder of Senior Indebtedness that a Payment Event of Default has occurred and is continuing, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities), shall be made by the Company on account of principal of or interest on the Notes or on account of the purchase, redemption or acquisition of the Notes, unless and until such Payment Event of Default shall have been waived or such Senior Indebtedness shall have been discharged in full or, within ten Business Days of the date that the holders of the Notes receive the written notice referred to above in this paragraph, such Event of Default shall have been cured, after which the Company shall resume making any and all required Payments in respect of the Notes, including any missed Payments;

              (b) Unless section 10.1 shall be applicable, in the event that the holders of the Notes receive written notice from the Company or from any holder of Senior Indebtedness that a Non-Payment Event of Default has occurred and is continuing, then no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities), shall be made by the Company on account of any principal of or interest on the Notes or on account of the purchase, redemption or acquisition of the Notes for a period ("Payment Blockage Period") commencing on the date of receipt of such notice until (subject to any blockage of payments that may then be in effect under subsection
(a) of this section 10.2) the earlier of the time when (x) more than 179 days shall have elapsed since receipt of such notice by the holders of the Notes, (y) such Non-Payment Event of Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or (z) such Payment Blockage Period shall have been terminated by notice to the Company and the holders of the Notes from the holder of the Senior Indebtedness as to which the Non-Payment Event of Default shall have occurred, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Agreement, upon the termination of any Payment Blockage Period a second Payment Blockage Period may not commence for at least 90 consecutive days after the date of such termination and no Non-Payment Event of Default with respect to the Senior Indebtedness which existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall any Payment Blockage Period extend beyond 179 consecutive days from the date of re-ceipt by the holders of the Notes of the notice referred to in this paragraph
(b); and

              (c) Unless section 10.1 shall be applicable, upon the happening of a Payment Event, Default or a Non-Payment Event of Default, then until the earliest to occur of (i) the date on which such Payment Event of Default has been cured, waived or shall have ceased to exist in accordance with section 10.2(a) or such Non-Payment Event of Default has been cured, waived or shall have ceased to exist in accordance with section 10.2(b), (ii) the date on which any holder of Senior Indebtedness shall have accelerated the maturity of such Indebtedness, and (iii) the 180th day after the holders of the Notes shall have received written notice of such Payment Event of Default or Non-Payment Event of Default in accordance with section 10.2(a) or 10.2(b), as the case may be, no holder of Notes shall, without the prior written consent of all holders of Senior Indebtedness, take any action to accelerate the maturity of any of the Notes or institute any proceedings to enforce all or any portion of the provisions of this Agreement or the Notes, withstanding any provision to the contrary contained in this Agreement or the Notes.

              (d) in the event that, notwithstanding the foregoing, the Company shall make any payment or distribution to any holder of Notes (including, without limitation, pursuant to any acceleration of the maturity of the Notes or the pursuit of any other rights or remedies hereunder or under applicable law at any time when the making of such payments or distributions is prohibited by the foregoing provisions of this section 10.2, then and in such event such payments or distributions (excluding Permitted Junior Securities) shall be received and held in trust for the holders of the Senior Indebtedness and shall be paid over or delivered forthwith to an agent for the holders of Senior Indebtedness by such holder of Notes. No holder of Notes shall at any time be charged with knowledge of the existence of any facts which would require such holder to deliver any payment to such agent for the holders of Senior Indebtedness unless such holder shall have received written notice thereof from the Company or such agent and, prior to the receipt of such written notice, such holder shall be entitled in all respects to conclusively assume that no such facts exist. If any holder of Notes is required to deliver any such payment to such agent, the Company's obligation to make such payment to the holders of the Notes shall be reinstated.

         10.3. Payment Permitted If No Default. Nothing contained in this
               -------------------------------
Section or elsewhere in this Agreement or in the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or marshalling of assets or liabilities of the Company referred to in section 10.1 or under the conditions described in section 10.2, from making regularly scheduled payments on the due date of principal of or interest on the Notes, provided that this provision shall not authorize any prepayment or any
       --------
other earlier reduction in principal or interest due under the Notes, other than redemption payments pursuant to the requirements of section 9.16 (except for any portion thereof the payment of which would cause a Payment Event of Default or a Non-Payment Event of Default) and pursuant to any acceleration or other exercise of remedies at any time when such acceleration or other exercise is not prohibited by the provisions of section 10.2.

         10.4. Subrogation to Rights of Holders of Senior Indebtedness. Subject
               -------------------------------------------------------
to the payment in full of all Senior Indebtedness, the holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes and all other amounts payable under this Agreement shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of Notes would be entitled except for the provisions of this section 10, and no payments over pursuant to the provisions of this section 10 to the holders of Senior Indebtedness by the holders of Notes, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         10.5. Provisions Solely to Define Relative Rights. The provisions of
               -------------------------------------------
this section 10 are and are intended solely for the purpose of defining the relative rights of the holders of Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand. Noth-ing contained in this Article or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Company and its creditors other than holders of Senior Indebtedness and the holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of Notes the principal of and interest on the Notes and all other amounts payable under this Agreement as and when the same shall become due and payable, all in accordance with the terms hereof and of the Notes; or (b) affect the relative rights against the Company of the holders of Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the holders of Notes from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the express limitations set forth in section 13 and to the rights, if any, under this section 10 of the holders of Senior Indebtedness, as and to the extent provided in section 10.1 or 10.2, to prevent or require delivery of any payment or distribution prohibited by such section.

         10.6. No Waiver of Subordination Provisions. (a) No right of any
               -------------------------------------
present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holders, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with; and

               (b) Without in any way limiting the generality of subsection (a) of this section 10.6, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of Notes, without incurring responsibility to the holders of Notes and without impairing or releasing the subordination provided in this section 10 or the obligations hereunder of the holders of Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, or enter into new documentation evidencing new provisions of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

         10.7. Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------
Upon any payment or distribution of assets of the Company referred to in this section, the holders of Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of any representative of Senior Indebtedness, delivered to the holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section.

         10.8. Notice to Holders of Notes. No holder of Notes shall be charged
               --------------------------
with knowledge of the existence of any fact that would prohibit the making of any payment to such holder under this Agreement or the Notes, unless and until such holder of Notes shall have received written notice thereof as contemplated hereby; and, prior to the receipt of any such written notice, such holder of Notes shall be entitled in all respects to assume that no such fact exists.

         10.9. No Suspension of Remedies. Nothing contained in this Agreement,
               -------------------------
other than the provisions of section 10.2(c) and section 13, shall limit the right of the holders of Notes to take any action to accelerate the maturity of the Notes in accordance with the provisions of section 13 or to pursue any rights or remedies hereunder or under applicable law.

         10.10. This Section Not to Prevent Events of Default. The failure to
                ---------------------------------------------
make a payment on account of principal of or interest on the Notes by reason of any provision of this section 10 will not be construed as preventing the occurrence of an Event of Default.

         11.  Registration, Transfer and Substitution of Notes.
              ------------------------------------------------

         11.1. Note Register; Ownership of Notes. The Company will keep at its
               ---------------------------------
principal office a register in which the Company will provide for the registration of Notes and the registration of transfers of Notes. The Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of making payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

         11.2. Transfer and Exchange of Notes. Upon surrender of any Note to the
               ------------------------------
Company at its principal office for registration of transfer or for exchange on the register referred to section 11.1, the Company at its expense will, subject to section 11.4, execute and deliver in exchange therefor a new Note or Notes, as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

         11.3. Replacement of Notes. Upon receipt of evidence reasonably
               --------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of such security or indemnity as the Company may determine or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note in the unpaid principal amount of such lost, stolen, destroyed or mutilated Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note and otherwise of like tenor. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

         11.4. Restrictions on Transfer. (a) Restrictive Legends. Except as
               ------------------------      -------------------
otherwise permitted by this section 11.4, each Note (including each Note issued upon the transfer of any Note) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD UNLESS SUCH OFFER OR SALE IS EITHER REGISTERED PURSUANT TO OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. THIS SECURITY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE AND WARRANT PURCHASE AGREEMENT REFERRED TO IN THIS SECURITY."

         (b) Notice of Proposed Transfer; Opinions of Counsel. Prior to any
             ------------------------------------------------
transfer of any Notes that bear the legend referred to in paragraph (a) of this section 11.4 which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this paragraph (b). Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will promptly submit a copy thereof to the counsel designated in such notice, which counsel shall be experienced in securities law matters. If in the opinion of such counsel the proposed transfer may be effected without registration of such Notes under the Securities Act or applicable state securities laws, such holder shall thereupon be entitled to transfer such Notes in accordance with the terms of the notice delivered by such holder to the Company. Each Note issued upon or in connection with such transfer shall bear the restrictive legend required by paragraph (a) of this section 11.4, unless in the opinion of such counsel and counsel to the Company (each of which shall be experienced in securities law matters) such restrictive legend is not required or advisable.

         (c) Termination of Restrictions. The restrictions imposed by this
             ---------------------------
section 11.4 upon the transferability of Notes shall cease and terminate as to any particu-lar Note (a) when such Note shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company (each of whom shall be experienced in securities laws matters), such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Note, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), a new Note of like tenor not bearing the applicable legend required by paragraph (a) of this section 11.4.

         12.  Payments on Notes.
              -----------------

         12.1. Place of Payment. Payments of principal and interest becoming due
               ----------------
and payable on the Notes shall be made at the principal office of the Company, which as of the date of this Agreement is maintained at 6527 Main Street, Trumbull, Connecticut 06611, unless the Company, by written notice to each holder of any Notes, shall designate the principal office of a bank or trust company in the State of Connecticut or in the Borough of Manhattan, the City and State of New York, as such place of payment, in which case the principal office of such other bank or trust company shall thereafter be such place of payment.

         12.2. Home Office Payment. So long as you, your nominee, or any other
               -------------------
holder of at least $250,000 aggregate principal amount of Notes shall be the holder of any Note, and notwithstanding anything contained in section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose on the signature page of this Agreement, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to section 12.1 for cancellation. Prior to any sale or other disposition of any Note held by you, your nominee, or any other holder of at least $250,000 aggregate principal amount of Notes such holder will, at its election, either endorse thereon the amount of prin-cipal paid thereon and the last date to which interest has been paid thereon or surrender such note to the Company in exchange for a new Note or Notes, as the case may be, pursuant to section 11.2.

         13. Events of Default; Acceleration. If any of the following conditions
             -------------------------------
or events ("Events of Default") shall occur and be continuing:

             (a) if the Company shall default in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

             (b) if the Company shall default in the payment of any interest on any Note or any other amount payable under this Agreement for more than 5 Business Days after the same becomes due and payable; or

             (c) if the Company shall default in the performance of or compliance with any term contained in section 8.3, 8.4, 8.6(b), 8.7, 9.1(i), 9.1(ii), 9.2, 9.3, 9.4(i), 9.4(ii), 9.4(iii), 9.6, 9.7, 9.8, 9.10, 9.12, 9.14 or
9.16; or

             (d) if the Company shall default in the performance of or compliance with any term contained in section 9.l(iii), 9.11, 9.13 or 9.15 and such default shall not have been remedied within 10 Business Days after such failure shall first have become known to any officer of the Company; or

             (e) if the Company shall default in the performance of or compliance with any term contained in section 8.1, 8.2 or 9.5 and such default shall not have been remedied within 15 Business Days after such failure shall first have become known to any officer of the Company; or

             (f) if the Company shall default in the performance of or compliance with any term contained in this Agreement other than those referred to above in this section 13 and such default shall not have been remedied within 30 days after such failure shall first have become known to any officer of the Company; or

         (g) if any representation or warranty made in writing by or on behalf of the Company in this Agreement, the Exhibits hereto, the Letter Agreement, the Notes, the Warrants or the officers' certificates delivered in connection with the Closing shall prove to be false or incorrect in any material respect on the date as of which made; or

         (h) if the Company or any of its Subsidiaries shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding under any Indebtedness which is outstanding in a principal amount of at least $50,000, or if any event shall occur or condition shall exist in respect of any such Indebtedness or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto which would permit or shall have caused the acceleration of the payment of such Indebtedness, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required repayment), prior to the stated maturity thereof; or

         (i) if the Company or any of its Subsidiaries shall (i) be generally not paying its or their debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) be adjudicated insolvent or be liquidated or (vi) take corporate action for the purpose of any of the foregoing; or

         (j) if a court or Governmental Authority of competent jurisdiction shall enter an order appointing, without the consent of the Company or of any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Company or any Subsidiary, or if any petition for any such relief shall be filed against the Company or a Subsidiary and such petition shall not be dismissed within 60 days; or

         (k) if a final judgment shall be rendered against the Company or any of its Subsidiaries which, with other outstanding final judgments against the Company and its Subsidiaries, to the extent not covered by insurance, exceeds in the aggregate $50,000 and if, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged;

then, (x) subject to section 10.2(c), in any such event (other than an Event of Default described in subdivision (i) or (j) of this section 13), any holder or holders (other than the Company or any of its Subsidiaries or Affiliates) of not less than 51% in aggregate principal amount of the Notes at the time outstanding (excluding any Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates) may (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company and to the holders of Senior Indebtedness, if any is outstanding (the "Acceleration Notice"), declare all the Notes to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon and any other amounts due and payable under this Agreement, (a) if no Senior Indebtedness is outstanding, immediately, or (b) if any Senior Indebtedness is in effect, upon the first to occur of (1) an acceleration of maturity of any such Senior Indebtedness (written notice of which the Company shall give to the holders of the Notes as promptly as practicable upon the occurrence thereof) or (2) the fifth Business Day following the date of delivery of the Acceleration Notice, unless (in the absence of an acceleration under Senior Indebtedness on or prior to such fifth Business Day) the Company shall have discharged the Indebtedness, if any, that is the subject of such Event of Default or otherwise cured the default relating to such

Event of Default and shall have given written notice of such discharge or cure to the holders of the Notes (which notice in the case of an Event of Default specified in section 13(h) shall be countersigned by the holders of the Indebtedness that is the subject of such Event of Default or by a trustee, fiduciary or agent for such holders), and (y) in the event of any Event of Default specified in section 13(i) or (j), the Notes, all interest accrued thereon and any other amounts due and payable under this Agreement shall ipso
                                                                         ----
facto become and be forthwith due and payable without declaration or other act
-----
on the part of the holders of the Notes and without presentment, demand, protest or notice, all of which are hereby waived.

         At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, such declaration of acceleration shall be automatically rescinded if all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration of acceleration, have been cured by the Company or waived by any holder or holders (other than the Company or any of its Subsidiaries or Affiliates) of at least 51% in principal amount of the Notes or, in the event of a declaration of acceleration because of an Event of Default specified in section 13(h), if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived the default under such Indebtedness or rescinded their declaration of acceleration pursuant thereto, and written notice thereof shall have been given to the holders of the Notes by the Company.

         14. Unconditional Right of Holders to Receive Principal and Interest;
             -----------------------------------------------------------------
Remedies on Default, etc. Subject to Section 10 but otherwise notwithstanding
------------------------
any other provision in this Agreement, the holder of any Note shall have the right, on the terms stated herein and in the Notes, to receive payment of the principal of and interest on such Note on the respective stated payment dates expressed in such Note (or, in the case of redemption, on the applicable redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder. In case of a default in the payment of any principal of or interest on any Note, the Company will pay to the holder thereof such further amount as shall be suffi-cient to cover the cost and expenses of collection, including, without limitation, attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         15.  Definitions.
              -----------

         15.1.  Certain Defined Terms.  As used in this Agreement the
                ---------------------
following terms have the following respective meanings:

         Account: Any bona fide and existing obligation of a customer of the
         -------
Company (an "Account Debtor") arising out of the sale or lease of goods or rendition of services by the Company which have been fully and satisfactorily performed in the ordinary course of its business, free and clear of all liens and encumbrances owned by and owing to the Company (other than pursuant to any agreement securing Senior Indebtedness) without defense, offset, dispute or counterclaim or the threat thereof.

         Account Debtor:  As defined in the definition of "Account" in this
         --------------
section 15.1.

         Affiliate:  With respect to the Company and its Subsidiaries, (a) any
         ---------
Person (other than the Company or another of its Subsidiaries) which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, the Company, or (b) any Person who is a director, officer or beneficial owner of at least 10% of the common equity of the Company (i) of the Company,
(ii) of any Subsidiary of the Company or (iii) of any Person described in clause
(a) above other than a Subsidiary of the Company. "Affiliate" shall include Mr. Gary R. Martino, Mr. Andrei Poludnewycz, Mr. Albert R. Subbloie and the Partnership and any Person which is, directly or indirectly, controlled by any of the foregoing. "Affiliate" shall not include Wand/IMA Investments, L.P. or any of its partners.

         Affiliated Lease:  The Lease, dated as of January 1, 1990, between the
         ----------------
Partnership and the Company, as in effect on the Closing Date.

         Average Life to Stated Maturity: With respect to any Indebtedness, the
         -------------------------------
quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life to Stated Maturity of such Indebtedness to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that no scheduled principal payments more
                             --------
than 25 years after the date of the transaction or event giving rise to the need to calculate the Average Life to Stated Maturity of such Indebtedness shall be included in the calculation.

         Bank Credit Agreement: The Revolving Line of Credit Loan and Security
         ---------------------
Agreement, dated May 8, 1989, between the Bank of Boston, Connecticut and the Partnership, as amended by the Bank of Boston, Connecticut, the Partnership, the Company, Albert Subbloie, Gary Martino and Andrei Poludnewycz pursuant to Letter Agreements dated as of July 18, 1990 and December 6, 1990.

         Base Warrants:  As defined in section 1.1 of this Agreement.
         -------------

         Bonus Plan: As defined in section 4.11 of this Agreement, as such Bonus
         ----------
Plan shall be in effect on the Closing Date.

         Borrowing Base: As defined in section 9.10 of this Agreement.
         --------------

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday
         ------------
which is not a day on which banking institutions in The City of New York or the State of Connecticut are authorized or obligated by law or executive order to close.

         By-Laws: The amended By-Laws of the Company, as in effect on the
         -------
Closing Date and attached as Exhibit B-2.

         Capital Lease Obligation: Any obligation to pay rent or other amounts
         ------------------------
under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purposes of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         Capital Stock: All shares, option, interests, participations or other
         -------------
equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and including, without limitation, common stock, preferred stock and warrants or options for any of the foregoing.

         Certificate of Incorporation: As defined in section 1.1 of this
         ----------------------------
Agreement.

         Change in Control: Any transaction the result of which is that Mr. Gary
         -----------------
R. Martino, Mr. Andrei Poludnewycz and Mr. Albert R. Subbloie, as a group, shall, directly or indirectly, own less than 51% of the common equity of the Company on a fully-diluted basis. "Change in Control" shall not include (a) any Minimum Public Offering, (b) so long as Messrs. Martino, Poludnewycz and Subbloie, as a group, continue to Control at least 51% of the common equity of the Company on a fully-diluted basis, the creation of any will or trust for the sole benefit of the spouses and lineal descendants of such persons, or (c) the transfer of common equity through testamentary disposition or the laws of intestate succession as a result of the death of the first to die of Messrs. Martino, Poludnewycz or Subbloie.

         Closing:  As defined in section 3 of this Agreement.
         -------

         Closing Date: The date of the Closing.
         ------------

         Code: The Internal Revenue Code of 1986, as amended from time to time.
         ----

         Commonly Controlled Entity: An entity, whether or not incorporated,
         --------------------------
which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

         Common Stock: As defined in section 1.1 of this Agreement.
         ------------

         Company: As defined in the introduction to this Agreement.
         -------

         Consolidated Tangible Net Worth: With respect to any Person means, as
         -------------------------------
of any date, (1) the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) at which the Adjusted Tangible Assets of the Company and all Subsidiaries would be shown on a consolidated balance sheet at such date, but excluding any amount on account of write-ups of assets after May l, 1989, minus (2) the amount at which the liabilities (other than capital stock and surplus) would be shown on such balance sheet and including as liabilities all reserves for contingencies and other potential liabilities, except the amount identified as "accrued software maintenance" on management prepared statements or identified as "deferred reserves" on audited statements. Four purposes of this definition, "Adjusted Tangible Assets" means all assets except (l) defined assets, including capitalized software, other than prepaid insurance and prepaid taxes; (2) Intellectual Property Rights, franchises, good will and other similar intangibles; and (3) accounts, notes and other receivables due from Affiliates.

         Control: The possession, directly or indirectly, of the power, whether
         -------
or not exercised, to direct or cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract or otherwise; "Controlling" and "Controlling" shall have meanings correlative to the foregoing.

         Copyrights: Registered or unregistered United States or foreign
         ----------
copyrights (including but not limited to copyrights in computer programs, related documentation, and data bases) and United States and foreign copyright registrations, and applications for registration and all renewals and extensions thereof.

         Current Market Price: As defined in the Warrants.
         --------------------

         Default: A condition or event which, after notice or lapse of time or
         -------
both, would constitute an Event of Default.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended
         -----
from time to time.

         Event of Default: Any of the events specified in section 13 of this
         ----------------
Agreement.

         Exchange Act: At any time, the Securities Exchange Act of 1934 as then
         ------------
in effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

         GAAP: Generally accepted accounting principles in the United States as
         ----
in effect from time to time.

         Governmental Authority: Any nation or government, any state or other
         ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Guaranteed Debt of any Person: All Indebtedness of any other Person
         ---------------
referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; provided that the
                                                               --------
term "Guarantee" shall not include endorsements for collection or deposit in either case in the ordinary course of business.

         Headquarters Building: The building located at 6527 Main Street,
         ---------------------
Trumbull, Connecticut in which the Company maintains its headquarters.

         Holder: As defined in section 11.1 of this Agreement.
         ------

         Indebtedness: With respect to any Person, without duplication: (i) all
         ------------
Indebtedness Of such Person for borrowed money or for the deferred purchase price of property or services excluding trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding other than in connection with the Warrants,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) other than any such agreements entered into in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all Indebtedness of the type to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Guaranteed Debt of such Person, (vii) Interest Rate Protection Obligations of such Person, and (viii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (vii) above.

         Indemnified Party: As defined in section 17.2 of this Agreement.
         -----------------

         Initial Public Offering:  As defined in the Warrants.
         -----------------------

         Intellectual Property Rights: All Trademarks, Patents, Copyrights, and
         ----------------------------
Know-How and Technical Information.

         Intercompany Debt Obligations: Any Indebtedness of the Company or any
         -----------------------------
Subsidiary of the Company which, in the case of the Company, is owing to any Subsidiary and which, in the case of any Subsidiary, is owing to the Company or any other Subsidiary of the Company.

         Interest Rate Protection Obligations of any Person: The obligations of
         ------------------------------------
such Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or floating rate of interest on the same notional amount.

         Key Employee Insurance: As defined in section 4.19 of this Agreement.
         ----------------------

         Know-How and Technical Information: Data, plans, trade secrets,
         ----------------------------------
technologies, processes, specifications, know-how, operating experience and information (business, economic and technical) relating to the foregoing.

         Letter Agreement: As defined in section 4.10 of this Agreement.
         ----------------

         License Agreements: Agreements relating to the grant of rights to use
         ------------------
any Intellectual Property Rights to which the Company is a party, whether as the licensor or licensee thereunder.

         Lien: Any mortgage, pledge, hypothecation, assignment, security
         ----
interest, lien, charge, security agreement or other encumbrance of any kind or nature whatsoever (including, without limitation, any condition-al sale or other title retention agreement, any financing lease having substantially the same economic effects as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). For the purposes of this Agreement, the Company or one of its Subsidiaries shall be deemed to be the owner of any property which it has placed in trust for the benefit of the holders of Indebtedness of the Company or its Subsidiaries which Indebtedness is deemed to be extinguished under GAAP but for which the Company or its Subsidiaries remain legally liable, and such trust shall be deemed to be a Lien.

         Margin Stock: Shares of "margin stock" within the meaning of Regulation
         ------------
G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended).

         Maturity Date: As defined in section 7.2 of this Agreement.
         -------------

         Minimum Public Offering: Any offering to the public, pursuant to a
         -----------------------
registration statement filed with the Securities and Exchange Commission, of any class or series of common stock of the Company or securities convertible into or exchangeable for any such common stock, whether on a primary or secondary basis, provided that (i) such public offering is underwritten on a firm commitment
--------
basis by a nationally recognized investment banking firm and (ii) upon the termination of any such offering Mr. Gary R. Martino, Mr. Andrei Poludnewycz and Mr. Albert R. Subbloie, as a group, shall, directly or indirectly, own at least 35% of the common equity of the Company On a fully-diluted basis.

         Net Amount of Accounts: The gross amount of Accounts calculated from
         ----------------------
time to time arising from the rendition of services by the Company which have been fully and satisfactorily performed or from the license or absolute sale of goods less the total of (i) intercompany accounts sales made by the Company to an Affiliate of the Company or to a Person controlled by an Affiliate of the Company; (ii) government accounts, foreign accounts and contra accounts, to the extent any lender of Senior Indebtedness deems any such Account to be ineligible when computing any borrowing base under any agreement or instrument governing such Senior Indebtedness; (iii) returns, discounts, credits or allowances of any nature at any time issued, owing, granted or outstanding; (iv) all Accounts due or unpaid more than ninety (90) days after the original invoice date; (v) all Accounts where the Account Debtor is also the Company's creditor or supplier, or the Account Debtor has disputed liability, or the Account Debtor has made any material claim with respect to any other Account due from such Account Debtor to the Company, or the Account otherwise is subject to any right of setoff by the Account Debtor; (vi) all Accounts where the Account Debtor has commenced a voluntary case under the Bankruptcy Code of 1978, as amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in respect of the Account Debtor in an involuntary case under the Bankruptcy Code of 1978, as amended, or if any other petition or other application for relief under the Bankruptcy Code of 1978, as amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (vii) all Accounts to any Account Debtor in Louisiana or outside the continental United States, to the extent any lender of Senior Indebtedness deems any such Account to be ineligible when computing any borrowing base under any agreement or instrument governing such Senior Indebtedness; (viii) all accounts where ten percent (10%) or more of the Accounts from the Account Debtor are not deemed eligible accounts hereunder;
(ix) all accounts where any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; and (x) any other Account or part thereof, to the extent any lender of Senior Indebtedness deems any such Account to be ineligible when computing any borrowing base under any agreement or instrument governing such Senior Indebtedness.

         Non-disclosure and Proprietary Information Agreements: As defined in
         -----------------------------------------------------
section 4.18 of this Agreement.

         Non-Payment Event of Default: Any event (other than a Payment Event of
         ----------------------------
Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Senior Indebtedness.

         Notes: As defined in section 1.1 of this Agreement.
         -----

         Officers' Certificate: As to any corporation, a certificate executed on
         ---------------------
behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and, in each case, its Chief Financial Officer or its Treasurer.

         Opinion of Counsel: A written opinion of counsel, who may be counsel
         ------------------
for the Company, and who shall be acceptable to you.

         Organizational Agreement: The Agreement, dated as of January l, 1990,
         ------------------------
among the Partnership, the Company, Gary R. Martino, Andrei Poludnewycz and Albert R. Subbloie providing for the distribution of certain assets of the Partnership to its partners and the contribution of such assets to the Company in exchange for shares of the Company's Common Stock, the assumption by the Company of certain liabilities of the Partnership and certain other matters set forth therein, as such Agreement is in effect on the Closing Date.

         Other Purchase Agreement: As defined in section 2 of this Agreement.
         ------------------------

         Other Purchasers: As defined in section 2 of this Agreement.
         ----------------

         Partnership: Information Management Associates, a Connecticut general
         -----------
partnership having its principal place of business in Trumbull, Connecticut.

         Partnership Agreement: The Partnership Agreement, dated January 31,
         ---------------------
1985, by and among Gary R. Martino, Albert R. Subbloie and Andrei Poludnewycz.

         Patents: United States and foreign patents and patent applications,
         -------
certificates of invention, utility models, and all renewals, extensions, reissues, divisions, continuations and continuations-in-part thereof.

         Payment Blockage Period: As defined in section 10.2 of this Agreement.
         -----------------------

         Payment Event of Default: Any default in the payment of principal of or
         ------------------------
interest on any Senior Indebtedness when due, whether at final maturity or upon scheduled installment, mandatory prepayment, acceleration or otherwise, beyond any applicable grace period.

         Permitted Indebtedness: (a) Indebtedness of the Company under this
         ----------------------
Agreement and the Notes; (b) Indebtedness of the Company in a principal amount not to exceed $150,000 (the "Basket Amount"); provided, however, that during any
                                              --------  -------
period when the Company maintains Consolidated Tangible Net Worth of at least $1,650,000, the Basket Amount shall be $300,000; (c) Indebtedness of the Company and its Subsidiaries with respect to the endorsement of negotiable instruments for collection in the ordinary course of business; (d) the obligations of the Company under the Affiliated Lease to make rental payments equal to the principal and interest payments due under the Secured Promissory Note, dated July 22, 1987 (the "Loan Note") from the Partnership to Shawmut Home Bank (as predecessor to Connecticut National Bank (the "Bank")), as amended by the Agreement, dated September 25, 1990, among the Company, the Partnership and the Bank, and under any extension, renewal, modification or refinancing of the loan evidenced by the Loan Note, provided that the prinicipal amount outstanding at the time of any such extension, renewal, modification or refinancing is not increased; and (e) Intercompany Debt Obligations of the Company and each of its wholly owned Subsidiaries, provided, however, that the obligation of each
                           --------  -------
obligor of such Indebtedness shall be subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of such Obligor's obligations under this Agreement and the Notes and the Board of Directors of such obligor shall have adopted resolutions giving effect to the requirement of this proviso and such resolutions shall be in full force and effect.

         Permitted Junior Securities: As defined in section 10.1 of this
         ---------------------------
Agreement.

         Person: An individual, a partnership, a joint venture, a corporation, a
         ------
trust, an unincorporated organization, an association or any other entity or a government or any department or agency thereof.

         Plan: Any employee benefit plan as to which the Company or any of its
         ----
Subsidiaries or a Commonly Controlled Entity of any thereof may have any liability under ERISA.

         Preferred Stock: As applied to any corporation, shares of such
         ---------------
corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

         Profit-Sharing Plan: The Company's Self-Directed Profit Sharing Plan,
         -------------------
with the Delaware Charter Guaranty & Trust Company, as in effect on the Closing Date.

         Registrable Securities: As defined in the Warrants.
         ----------------------

         Requirement of Law: As to any Person, the certificate of incorporation
         ------------------
and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         Restricted Payments: As defined in section 9.1 of this Agreement.
         -------------------

         Schedule of Purchasers: The Schedule of Purchasers attached to this
         ----------------------
Agreement.

         Securities Act: At any time, the Securities Act of 1933 as then in
         --------------
effect or any similar federal statute then in effect, and any reference to a particular section of such Act shall be deemed to include a reference to the comparable section, if any, in any such similar federal statute.

         Securities and Exchange Commission: The U.S. Securities and Exchange
         ----------------------------------
Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

         Senior Indebtedness: The principal of and premium, if any, and interest
         -------------------
on any secured Indebtedness of the company for borrowed money owed to any financial institution, whether outstanding on the date of this Agreement or hereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or shall be junior or subordinate to any other Indebtedness or obligation of the Company. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) Indebtedness of the Company to a Subsidiary for money borrowed or advanced from such Subsidiary; (b) any amounts owed with respect to the Affiliated Lease or with respect to any other amounts owed to Affiliates (including, without limitation, any notes issued by the Company to repurchase Common Stock from any shareholders of the Company pursuant to the Shareholders' Agreement); and (c) that portion of any Indebtedness which exceeds the Indebtedness then permitted to be outstanding pursuant to section 9.10.

         Shareholders' Agreement: As defined in section 4.12 of this Agreement.
         -----------------------

         Special Warrants: As defined in section 1.1 of this Agreement.
         ----------------

         Subsidiary: With respect to any Person, any corporation with respect to
         ----------
which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         Trademarks: All registered and unregistered trademarks, service marks,
         ----------
corporate names, tradenames, logos, designs, product or business identifiers and trade dress together, in each case, with the good will of the business symbolized thereby, and United States, state and foreign trademark or servicemark registrations or applications for registrations and all amendments, renewals and extensions thereof.

         Transfer Agreement: Agreement, dated December 17, 1990, among the
         ------------------
Partnership, its partners and the Company transferring to the Company certain intellectual property, as in effect on the Closing Date.

         Warrants: As defined in section 1.1 of this Agreement.
         --------

         Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

         15.2. Accounting Terms. As used in this Agreement, and in any Note,
               ----------------
Warrant, certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in section 15.1 and accounting terms partly defined in said section 15.1 to the extent not defined, shall have the respective meanings give to them under GAAP.

         15.3. Other Provisions Regarding Definitions. (a) Unless otherwise
               --------------------------------------
defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the Warrants or in any certificate, report or other document made or delivered pursuant to this Agreement; and

              (b) The words "hereof", "herein", and "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         16. Detachability of Warrants. The Warrants shall be immediately
             -------------------------
detachable from the Notes, and may be split up, combined, exchanged or transferred separately, without regard to whether the holder thereof owns any Note or Notes or whether any Note or Notes held by such Person are simultaneously being split-up, combined, exchanged or transferred.

         17.  Expenses, Indemnification, etc.
              -------------------------------

         17.1. Expenses. Whether or not the transactions contemplated by this
               --------
Agreement shall be consummated, the Company will pay on demand all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the

Letter Agreement or the Notes or the Warrants, including, without Limitation:
(a) the cost and expenses of printing or reproducing this Agreement, the Letter Agreement and the Notes and the Warrants, of furnishing all opinions of counsel for the Company (including any opinions reasonably requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein to be performed or complied with by it; (b) the cost of delivering to your principal office, insured to your satisfaction, the Notes and the Warrants sold to you hereunder and any Notes or Warrants delivered to you upon any substitution of Notes or Warrants pursuant to section 11 and of your delivering any Notes or Warrants, insured to your satisfaction, upon any such substitution; (c) the fees, expenses and disbursements of your special counsel in connection with such transactions (in an amount not to exceed $55,000), any such amendments or waivers and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Agency or any other Person with respect to this Agreement, the Letter Agreement or any other agreements contemplated hereby or thereby or the transactions contemplated hereby or thereby and requiring your participation or involvement; and (d) the out-of-pocket expenses incurred by you in connection with such transactions, any such amendments or waivers and in connection with any such litigation, investigation or proceeding. The Company also will pay, and will save you and each holder of any Notes or Warrants harmless from (a) all claims in respect of the fees, if any, of brokers and finders acting on behalf of the Company, and (b) any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement, the Letter Agreement, the issue of the Notes and Warrants and any amendment or waiver under or in respect of this Agreement, the Letter Agreement or the Notes or Warrants (other than normal federal income taxes imposed on a holder of a Note, Warrant or any share of Common Stock issued upon exercise of Warrants in respect of interest or dividends received) or in respect of any determination by the Internal Revenue Service to set aside or fail to recognize the Company's S corporation election.

         17.2. Indemnification. The Company agrees to indemnify and hold
               ---------------
harmless you and your Affiliates and respective directors, officers, general partners, limited partners, employees, agents and controlling Persons thereof (each such Person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable law or otherwise relating to or arising out of the transactions contemplated by this Agreement or the Letter Agreement, or the execution, delivery, enforcement and performance of this Agreement or the Letter Agreement and any other documents in any way relating to the transactions contemplated by this Agreement or the Letter Agreement and the performance by you or your Affiliates of the services contemplated hereby and thereby, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found to have resulted primarily from the bad faith, willful misconduct or gross negligence of you as determined by a final judgment of a court of competent jurisdiction. The agreements in this section 17.2 shall survive the execution and delivery of this Agreement and the Letter Agreement, the purchase of the Notes and Warrants by you under this Agreement and any disposition or payment of the Notes, any disposition or exercise of the Warrants or any disposition of any shares of Common Stock issued upon exercise of any Warrants.

         18. Survival of Representations and Warranties. All representations and
             ------------------------------------------
warranties contained in each of this Agreement, the Exhibits hereto, the Notes, the Warrants, the Letter Agreement and the officers' certificates delivered in connection with the Closing shall survive the execution and delivery of this Agreement and the Letter Agreement, any investigation at any time made by you or on your behalf, the purchase of the Notes and Warrants by you under this Agreement and any disposition or payment of the Notes, any disposition or exercise of the Warrants or any disposition of any shares of Common Stock issued upon exercise of any Warrants. All statements contained in the foregoing documents shall be deemed representations and warranties of the Company under this Agreement.

         19. Amendments and Waivers. Any term of this Agreement or of any Note
             ----------------------
may be amended or modified and the observance of any term of this Agreement or of any Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and

             (a) in the case of any such action prior to the Closing, you; and

             (b) in the case of any other such action, (i) if any Notes are outstanding, the holders of at least 51% in principal amount of the Notes at the time outstanding (provided that, (x) without the prior written consent of the
                  --------
holders of all the Notes at the time outstanding, no such amendment, modification or waiver shall extend the stated maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on or reduce the amount or extend the time of payment of any principal payable on any prepayment of any Note and no such amendment, modification or waiver shall effect any change to this section 19 and (y) in the case of any amendment or modification of this Agreement or any Note (other than any waiver of the observance of any term thereof), no such amendment or modification will be effective without the written consent of holders of at least 51% of the outstanding principal amount or commitments pursuant to the agreements then governing the Company's Senior Indebtedness and (ii) if no Notes are outstanding, the holders of at least 51% of the aggregate value of the Registrable Securities. For this purpose, the Registrable Securities shall be valued at the Current Market Price of such Registrable Securities, assuming the exercise in full of all of the Warrants.

         20. Notices, etc. Except as otherwise provided in this Agreement,
             ------------
notices and other communications under this Agreement shall be in writing and shall be delivered by hand, mailed by first-class mail (postage prepaid), transmitted by telex or telecopier or sent by air courier guaranteeing overnight delivery: (a) if to you, at the address set forth on the Schedule of Purchasers or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in section 12.2 with respect to payments on Notes held by you or your nominee, or (b) if to any other holder of any Notes or Warrants, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Notes or Warrants who has furnished an address to the Company, or (c) if to the Company at the address of the Company set forth at the beginning of this Agreement, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing.

         21. Miscellaneous. This Agreement shall be binding upon and inure to
             -------------
the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or Warrants sold hereunder. Notwithstanding the foregoing, the Company shall not assign its rights hereunder or any interest herein without your prior written consent. You shall have the right, in your sole discretion, to sell, transfer, assign, participate or otherwise dispose of all or any portion of your rights in respect of the Notes and the Warrants to one or more parties. Except as otherwise stated herein, this Agreement embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement, the Notes and the Warrants shall be construed and enforced in accordance with and governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                         Very truly yours,

                                         INFORMATION MANAGEMENT ASSOCIATES, INC.


                                         By /s/ Albert R.Subbloie
                                           ____________________________
                                           Albert R. Subbloie
                                           President



The foregoing Agreement
is hereby agreed to as
of the date thereof.


Wand/IMA Investments, L.P.,
By Wand Partners Inc., as General Partner


By: /s/ David J. Callard
   ______________________
   David J. Callard
   President

                             SCHEDULE OF PURCHASERS
                             ----------------------

Wand/IMA Investments, L.P.

Principal amount of Notes to be purchased by Purchaser:          $1,600,000
                                                                  ---------

Number of shares of Common Stock initially
issuable upon exercise of Base Warrants to be
purchased by Purchaser:                                              16,667
                                                                  ---------

Number of shares of Common Stock issuable upon exercise
of Special Warrants to be purchased by Purchaser:                Equal to the
                                                                 --------------
                                                                 Special Amount
                                                                 --------------

Aggregate purchase price for the Notes and
Warrants to be purchased by Purchaser:                           $1,600,000
                                                                  ---------

Portion of purchase price attributable to
each $1,000 principal amount of Notes:                           $   986.88
                                                                  ---------

Portion of purchase price attributable to
Warrant to purchase one share of Common Stock:                   $    13.12
                                                                  ---------

All payments on account of the Notes in
accordance with the provisions thereof and of section 12.2 hereof shall be made by credit of immediately available funds to:

         Account of Wand Partners Inc.
         (general partner of the Purchaser) Account No. 00120773
         (ABA No. 021000238) at:

         Morgan Guaranty Trust Company
         616 Madison Avenue
         New York, NY 10153
         Attention: Lillian R. Wolf
                    Vice President, Phone: (212) 837-4308

         with notice to such bank of the source and application of such funds and with instructions to such bank to telephone advice of credit to David J. Callard, Phone: (212) 632-3790;
         Fax: (212) 307-5599

All notices in respect of payments on account of the Notes and any other notices pursuant to the Purchase Agreement, Notes or Warrants shall be delivered or mailed to Purchaser at:

30 Rockefeller Plaza
Suite 45-38
New York, NY 10112
Attention: David J. Callard,
Phone: (212) 632-3790
Fax:   (212) 307-5599

with copies of notices (other than payment notices) to:

Nancy L. Henry, Esq.
Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY 10022
Phone: (212) 735-2090
Fax:   (212) 735-2000

Purchaser's Tax I.D. No.: Application Pending


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